Exhibit 10.2

LIMONEIRA RANCHES

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

AND

JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (the “Amendment”) is made and entered into on January 17, 2023 (the “Effective Date”) by and between LIMONEIRA COMPANY, a Delaware corporation (“Seller”), and PGIM REAL ESTATE FINANCE, LLC, a Delaware limited liability company (or its Authorized Assignee, “Buyer”). Seller and Buyer are sometimes referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

This Amendment is made with respect to the following facts and circumstances.

A.        The Parties entered into a Purchase and Sale Agreement and Joint Escrow Instructions dated for reference purposes as of October 10, 2022 (collectively the “Agreement”). Unless otherwise indicated, capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

B.         The Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the Parties hereby agree as follows:

1.       Due Diligence Period. Section 6.1 of the Agreement is amended to provide that the Due Diligence Period shall expire at 5:00 P.M. (Pacific) on January 24, 2023.

2.       Closing. Section 3 of the Agreement is amended and restated in its entirety to read as follows:

3.     Close of Escrow. Provided all of the conditions to close of escrow set forth herein shall have been acknowledged as waived or satisfied by the Party benefitted by the subject condition, the close of escrow for the purchase and sale transaction provided for herein (the “Closing” or “Close of Escrow”) shall occur as soon as possible following the end of the Due Diligence Period, but in any case on or before 5:00 p.m., Pacific Standard Time, on January 31, 2023 (the “Closing Date”).

3.       Purchase Price. Section 4 of the Agreement is amended to provide that the Purchase Price shall be Ninety-Six Million and 00/100ths Dollars ($96,000,000.00), and will not be subject to further adjustment based on planted acres as determined by Survey.

4.       Legal Description of Land/Exhibit A. Exhibit A of the Agreement is amended and restated in its entirety as set forth on Exhibit A-1, attached hereto and incorporated by reference, which description of the Land contained therein is to be used by the Parties on all documents to be delivered in connection with the Closing which include a description of the Land.

5.       Permanent Plantings. Schedule 8.1(aa) of the Agreement is amended and restated in its entirety as set forth on Schedule 8.1(aa)-1, attached hereto and incorporated by reference.

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6.        Crop License - Sumos. In the event that a new license is not issued on or before the Closing to Buyer by ACMPC CALIFORNIA 7, LLC, a California limited liability company, ACMPC CALIFORNIA 6, LLC, a California limited liability company, and ACMPC CALIFORNIA 3, LLC, a California limited liability company (collectively, “ACMPC”), for the sumo mandarin crops on the Property, then in connection with the partial assignment of the Amended and Restated Mandarin Propagation Agreement dated January 1, 2019, or included, therein, Seller shall enter into an indemnification in favor of Buyer, on terms and conditions satisfactory to Buyer, for the replacement costs of trees and projected loss of income, not to exceed $225,000.00 in the aggregate, in the event that ACMPC does not approve Buyer as an assignee and exercises its rights to remove the licensed trees from the Property.

7.       Post-Closing Covenant – Certificates of Compliance. Buyer hereby waives the pre-closing receipt of a certificate of compliance evidencing each parcel of the Property’s compliance with the Subdivision Map Act issued by the county authority having jurisdiction for the same (the “Certificates of Compliance”) as set forth in Section 6.3 of the Agreement. Seller agrees, at Seller’s sole cost and expense to obtain one or more Certificates of Compliance covering each parcel of the Property and deliver the same to Buyer within ninety (90) days of the Closing (the “Post-Closing Covenant Deadline”). Seller shall indemnify Buyer for all costs incurred by Buyer to obtain the Certificates of Compliance if Seller fails to satisfy this covenant by the Post-Closing Covenant Deadline. This covenant shall survive the Closing of Escrow until all required Certificates of Compliance have been delivered to, or obtained by, Buyer or waived by Buyer.

8.       Reaffirmation. Except as expressly modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

9.       Counterparts. This Amendment may be executed in one or more counterparts and such counterparts taken together shall constitute one and the same document.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective for all purposes as of the Effective Date.

SELLER		BUYER

LIMONEIRA COMPANY,		PGIM REAL ESTATE FINANCE, LLC,
a Delaware corporation		a Delaware limited liability company

By:	/s/ Harold S. Edwards	By:	/s/ Fendley Ragland
	HAROLD S. EDWARDS		FENDLEY RAGLAND
	Chief Executive Officer		Vice President

By:	/s/ Mark Palmountain
MARK PALAMOUNTAIN
Secretary and Chief Financial

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